UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 22, 2019

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69, Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	NTIC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On October 22, 2019, the Board of Directors (the “Board”) of Northern Technologies International Corporation (“NTIC”), upon recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from seven directors to nine directors and elected Nancy E. Calderon and Sarah E. Kemp to the Board, to fill the two vacancies created by such increase, effective immediately. The Board appointed Ms. Calderon to serve on the Audit Committee and Ms. Kemp to serve on the Nominating and Corporate Governance Committee.

        There are no arrangements or understandings between Ms. Calderon or Ms. Kemp and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of NTIC’s last fiscal year, or transactions currently proposed, regarding Ms. Calderon or Ms. Kemp that are required to be disclosed by Item 404(a) of Regulation S-K. In connection with the election of Ms. Calderon and Ms. Kemp to the Board, NTIC entered into an Indemnification Agreement with each of Ms. Calderon and Ms. Kemp, in substantially the same form that NTIC has entered into with its other non-employee directors, pursuant to which NTIC has agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and NTIC’s Restated Certificate of Incorporation and Amended and Restated Bylaws and continued director’s and officer’s liability insurance coverage. A copy of the form of Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

        In connection with the election of Ms. Calderon and Ms. Kemp to the Board, each of Ms. Calderon and Ms. Kemp was granted an option to purchase 8.366 shares of NTIC’s common stock at an exercise price of $12.09 per share. These options will vest and become exercisable in full on October 22, 2020. Each of Ms. Calderon and Ms. Kemp will receive other compensation and participate in plans and policies on the same basis as the other non-employee directors of NTIC, as described on pages 49 to 52 in the Proxy Statement for the NTIC’s Annual Meeting of Stockholders held on January 18, 2019, under the heading “Director Compensation.”

Item 7.01. Regulation FD Disclosure.

        NTIC announced the election of Ms. Calderon and Ms. Kemp in a press release issued on October 23, 2019, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

        The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by NTIC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Northern Technologies International Corporation and its Directors and Officers (filed herewith)
99.1	Press Release issued October 23, 2019 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Date: October 23, 2019	By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld
Chief Financial Officer and Secretary